EXHIBIT 10(d)
















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                              EMPLOYMENT AGREEMENT

      AGREEMENT, dated as of April 21, 2005, between CEL-SCI Corporation, a Colorado corporation (the "Company"), and Maximilian de Clara (the "Employee").

      WHEREAS, the Company desires to employ the Employee, and the Employee desires to accept such employment upon the terms and subject to the conditions contained herein.

      NOW, THEREFORE, in consideration of the foregoing, and for the mutual promises of the parties hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

       1. Employment, Duties and Acceptance.

            1.1 Subject to the terms and conditions of this Agreement, the Company hereby employs the Employee for a period of three years (see "Term", as hereafter defined) to render full-time services to the Company as President. The Employee shall report to the Board of Directors.

            1.2 The Employee hereby accepts such employment and agrees to render the services described above.

       2. Term of Employment.

            2.1 The Term of the Employee's employment under this Agreement (the "Term") shall commence on the Effective Date hereof, which is defined to be April 21, 2005, and shall end on April 30, 2008, unless sooner terminated pursuant to Article 4 of this Agreement. After April 30, 2008, this Agreement shall thereafter be continued on a month-to-month basis unless and until either party gives notice ninety (90) days in writing to the other of its intention to terminate this Agreement.

       3. Compensation.

            3.1 As full compensation for all services to be rendered pursuant to this Agreement, the Company agrees to pay the Employee, in equal quarterly payments in advance less such deductions or amounts to be withheld as shall be required by applicable law and regulations, a salary at the fixed rate of $363,000 per annum.

            3.2 The Company shall pay or reimburse the Employee for all reasonable expenses actually incurred or paid by the Employee, during the Term, in the performance of the Employee's services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as the Company may require.

            3.3 Nothing herein contained shall be construed to prevent the Company from increasing the Employee's salary hereunder during the Term, or from paying bonuses to the Employee in the discretion of the Board of Directors of the Company or the Compensation Committee, if any, thereof.

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            3.4 The Employee shall be entitled to paid vacation, paid holidays and other benefits in accordance with the policies of the Company. In addition, the Employee shall be entitled to participate in any pension plan, medical or dental reimbursement plan, group term or other life insurance plan, disability insurance plan and any other group employee benefit plan which may be established by the Company for the benefit of its employees generally. Such participation shall be in accordance with the terms of any such plan.

            3.5 The Company may obtain for its own benefit such amount of key executive term life insurance on the life of the Employee as it may deem necessary or advisable.

       4. Termination.

            4.1 If the Employee should die during the Term, this Agreement shall terminate as of the date of the Employee's death, except that the Employee's legal representatives shall be entitled to receive all compensation otherwise payable to Employee through the last day of the month in which Employee's death occurs and all rights and entitlements pertaining to the Options described in
Section 3.3 hereof.

            4.2 If, during the Term, the Employee shall become physically or mentally disabled, whether totally or partially, so that the Employee is unable substantially to perform his services hereunder for (i) a period of three (3) consecutive months, or (ii) for shorter periods aggregating four (4) months during any twelve-month period, the Company may, at any time after the last day of the third (3rd) consecutive month of disability or the day on which the shorter periods of disability shall have equaled an aggregate of four (4) months, by written notice to the Employee (but before the Employee has recovered from such disability), terminate the Term of the Employee's employment hereunder. Notwithstanding such disability, the Company shall continue to pay the Employee his full salary up to and including the date of such termination.

            4.3 In the event of (i) conviction of the Employee of any crime or offense involving the property of the Company, or any of its subsidiaries or affiliates, fraud or moral turpitude, or (ii) the refusal of Employee to follow the lawful directions of the Board of Directors within a reasonable period after delivery to Employee of written notice of such directions from the Board of Directors, or (iii) a breach of this Agreement by Employee which Employee fails to cure within twenty (20) days after notice from the Board of Directors, the Company may terminate Employee's employment hereunder by written notice to Employee in which event Employee shall be compensated as set forth herein through the date of termination and shall retain the full benefit of his Options.

            4.4 Termination by Employee. Any other provision of the Agreement to the contrary notwithstanding, the Employee shall have the right, in his sole discretion, exercisable by providing written notice to the Company as set forth below, to terminate this Agreement upon the occurrence of the following events:

                  (a) A material diminution in the authority, duties, and/or activities of the Employee hereunder.


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                  (b) A change in control of the Company. Such change in control shall be conclusively determined to have occurred whenever more than fifty percent (50%) of the stock of the Company has been sold, or whenever a change in the membership of a majority of the Board of Directors of the Company (as such membership is constituted in the Effective Date) shall have occurred for any reason whatsoever. In such event Employee shall, in his sole discretion, provide Company with his written notice of resignation to be effective immediately upon receipt by Company, whereupon Employee shall cease to be employed by the Company and both parties shall be relieved of further responsibility or liability to the other under this Agreement. Upon receipt of such notice of resignation, Company shall promptly pay to Employee by certified check, wire-transfer funds or other form of payment reasonably acceptable to Employee, a lump sum amount equal to eighteen (18) months salary of the Employee at such compensation rate as is then in effect under the terms of this Agreement and any extension or renewal thereof (the "Payment"). The Payment shall not have deducted from it any charges, expenses, debts, set-offs or other deductions of any kind whatsoever except for required taxes. Employee's Option shall remain in full force and effect; provided, however, that upon such termination any portion of the Option that is not vested at the time of such termination shall immediately become fully vested upon such termination.

            4.5 Termination Without Cause. In the event the Company terminates Employee other than pursuant to Section 4.3 hereof, the Employee shall be immediately entitled to the Payment as aforesaid, including those options that had not yet vested at the time of such termination.

       5. Protection of Confidential Information.

            5.1 In view of the fact that the Employee's work for the Company will bring him into close contact with many confidential affairs of the Company not readily available to the public, the Employee agrees:

                  5.1.1 To keep secret and retain in the strictest confidence, all confidential matters of the Company, including, without limitation, inventions and related proprietary information, trade secrets, patents, customer lists, methods, scientific results and related documentation in connection with any research and development undertaken by, or at the direction of, the Company, confidential pricing policies, confidential utilization review protocols and screens, confidential and proprietary operational methods and other confidential and proprietary business affairs and plans of the Company and its affiliates, learned by him heretofore or hereafter; and not to disclose them to anyone outside the Company, except in the course of performing his duties hereunder or with the Company's express written consent; and

                  5.1.2 To promptly deliver to the Company upon the termination of his employment with the Company, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, and other documents (and all copies thereof) relating to the Company's business and all property associated therewith, which he may then possess or have under his control.

            5.2 If the Employee commits a breach, or threatens to commit a breach, of any of the provisions of Section 5.1 hereof, the Company shall have the following rights and remedies:


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                  5.2.1 The rights and remedy to have the provisions of this
Agreement specifically enforced by any court of competent jurisdiction, it being acknowledged that any such breach or threatened breach shall cause irreparable injury to the Company, and that money damages shall not provide an adequate remedy to the Company;

                  5.2.2 The right and remedy to require the Employee to reimburse the Company for all money damages, direct, consequential, or incidental, suffered by the Company as a result of any transactions constituting a breach of any of the provisions of the preceding paragraph.

      Each of the rights and remedies enumerated above shall be independent of the other and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

       6. Indemnification.

            The Company shall indemnify the Employee to the maximum extent permitted by applicable law against all costs, charges and expenses including attorney's fees, incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company. The Company agrees to indemnify the Employee whenever any costs, charges and expenses have been presented to the Employee. This Section 6 shall be construed in conjunction with, and supplemented by, any indemnity provision contained in the Articles of Incorporation or By-laws of the Company in respect of officers of the Company.

       7. Notices.

            All notices, requests, consents and other communications, required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid electronic transmission or mailed first-class, postage prepaid, by registered or certified mail or delivered by an overnight courier service (notices sent by electronic transmission, mail or courier service shall be deemed to have been given on the date sent), as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

      If to the Company:

                  CEL-SCI Corporation
                  8229 Boone Boulevard
                  Suite 802
                  Vienna, Virginia  22182

      If to the Employee:

                  Maximilian de Clara
                  Pienzenauer  Strasse 12
                  81679 Munich
                  Germany


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       8. General.

            8.1 This Agreement shall be governed by, and enforced in accordance with, the laws of the State of Virginia.

            8.2 The article and section headings in this Agreement are for reference only and shall not in any way affect the interpretation of this Employment Agreement.

            8.3 This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof.

            8.4 This Agreement, and the Employee's rights and obligations hereunder, may not be assigned by the Employee. The Company may assign this Agreement and its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets subject to Section 4.4 hereof; in any event, the obligations of the Company hereunder shall be binding on its successors or assigns, whether by merger, consolidation of acquisition of all or substantially all of its business or assets.

            8.5 This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument executed by both of the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant in this Agreement.

       9. Subsidiaries and Affiliates.

            As used herein, the term "subsidiary" shall mean any corporation or other business entity controlled by the corporation in question; and the term "affiliate" shall mean and include any corporation or other business entity controlling, controlled by, or under common control with the corporation in question.

      10. Survival.

            Section 5 of this Agreement shall survive termination of this Agreement for any reason.


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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                          CEL-SCI CORPORATION



                                          /s/ Geert Kersten
                                          ---------------------------
                                          By: Geert Kersten
                                              Chief Executive Officer



                                          EMPLOYEE



                                          /s/ Maximilian de Clara
                                          ----------------------------
                                              Maximilian de Clara


















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